10 Finderne Avenue, Building 10 | Bridgewater, NJ 08807 | Phone: 908-977-9900 | Fax: 908-526-4026
www.insmed.com

December 18, 2018
VIA E-MAIL
Craig Logan
VP of Finance and Chief Financial Officer
Ajinomoto Althea, Inc.
11040 Roselle Street
San Diego, CA 92121

RE: Extension of Commercial Fill/Finish Services Agreement
Dear Mr. Logan,
As you know, Ajinomoto Althea, Inc. (“Althea”) and Insmed Incorporated (“Insmed”) are parties to the Commercial Fill/Finish Supply Agreement, dated January 1, 2015 (the “Agreement”). Per Section 7.1 of the Agreement, the Initial Term (as defined in the Agreement) of the Agreement was extended to, and now expires on, December 31, 2019 and the parties may mutually agree to extend the Agreement for an additional two (2) year period at least one (1) year prior to the expiration. Insmed kindly requests that Althea acknowledge and agree to a two (2) year extension of the Agreement until December 31, 2021 by signing below.
We appreciate all of the efforts made to date by Althea and look forward to continuing our relationship. Please contact me at 908-947-4309 with any questions.
Sincerely,
/s/ Don Nociolo
Don Nociolo
Vice President, Technical Operations

AGREED AND ACKNOWLEDGED:
Ajinomoto Althea, Inc.

By: /s/ Craig W. Logan
Name: Craig W. Logan
Title: VP of Finance and Chief Financial Officer